UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2003

YAK COMMUNICATIONS (USA), INC.

(Exact name of registrant as specified in its charter)

Florida	0-33471	98-0203422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

55 Town Centre Court, Suite 610 Toronto, Ontario, Canada	M1P 4X4
(Address of principal executive offices)	(Zip Code)

(416) 296-7111

(Registrant’s telephone number including area code)

Item 7.	Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 –	Yak Communications (USA), Inc. Press Release dated July 21, 2003.

Item 9.	Information Provided Under Item 12 (Results of Operations and Financial Condition)

The following information is furnished pursuant to Item 12, “Results of Operations and Financial Condition.”

On July 21, 2003, Yak Communications (USA), Inc., issued a press release announcing its financial results for the fiscal quarter ended June 30, 2003. For the quarter ended June 30, 2003, Yak announced sales of $12.3 million, representing an increase of 73% over sales of $7.1 million for the comparable period ending June 30, 2002, and an increase of 16% over sales of $10.6 million for the prior fiscal quarter ended March 31, 2003. A copy of the press release is furnished as Exhibit 99.1 to this report.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAK COMMUNICATIONS (USA), INC.

July 23, 2003	By:	/s/ CHARLES ZWEBNER
Charles Zwebner President, Chief Executive Officer and Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description of Document
99.1	Yak Communications (USA), Inc. Press Release dated July 21, 2003